                                                                  EXHIBIT 3(iii)
                                                                         AMENDED
                                                                   AS ADOPTED ON
                                                                OCTOBER 26, 1999


                                    BYLAWS
                                      OF
                            DUPONT PHOTOMASKS, INC.
                           (a Delaware Corporation)


                                   ARTICLE I
                            Offices and Fiscal Year

     SECTION 1.01.  Registered Office. The registered office of the corporation
                    -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

     SECTION 1.02.  Other Offices. The corporation may also have offices at such
                    -------------
other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

     SECTION 1.03.  Fiscal Year. The fiscal year of the corporation shall end on
                    -----------
the 30th of June in each year.

                                  ARTICLE II

                          Notice - Waivers - Meetings

     SECTION 2.01.  Notice, What Constitutes. Whenever, under the provisions of
                    ------------------------
the Delaware General Corporation Law (DGCL) or the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construted to mean personal notice, but such notice may be given in writing, by mail or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched, or in the case of facsimile transmission, when received.

     SECTION 2.02.  Notice of Meetings of Board of Directors. Notice of a
                    ----------------------------------------
regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time
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at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.


     SECTION 2.03  Notice of Meetings of Stockholders.  Written notice of the
                   ----------------------------------
place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten or more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation.


     SECTION 2.04. Waivers of Notice.
                   -----------------

     (a) Written Waiver.  Whenever notice is required to be given under any
         --------------
provisions of the GCL or the certificate of incorporation or these bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

     (b) Waiver by Attendance.  Attendance of a person at a meeting, either in
         --------------------
person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.


     SECTION 2.05. Exception to Requirements of Notice.
                   -----------------------------------

     (a) General Rule.  Whenever notice is required to be given, under any
         ------------
provision of the GCL or of the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting, which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

     (b) Stockholders Without Forwarding Addresses.  Whenever notice is required
         -----------------------------------------
to be given, under any provision of the GCL or the certificate of incorporation or these bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person's then current address, the requirement that notice be given to such person shall be reinstated.

     SECTION 2.06. Conference Telephone Meetings.  One or more directors may
                   -----------------------------
participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                  ARTICLE III
                           Meetings of Stockholders

     SECTION 3.01. Place of Meeting.  All meetings of the stockholders of the
                   ----------------
corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

     SECTION 3.02. Annual Meeting.  The board of directors may fix and designate
                   --------------
the date and time of the annual meeting of the stockholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Monday in October in such year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

     SECTION 3.03. Special Meetings. Special meetings of the stockholders may be
                   ----------------
called at any time by resolution of the board of directors, which may fix the date, time and place of the meeting. If the board does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be less than ten nor more than 60 days after the date of the adoption of the resolution of the board calling the special meeting.

     SECTION 3.04  Quorum, Manner of Acting and Adjournment.
                   ----------------------------------------

     (a) Quorum. The holders of a majority of the shares entitled to vote,
         ------
present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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     (b)  Manner of Acting. Directors shall be elected by a plurality of the
          ----------------
votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     SECTION 3.05. Organization. At every meeting of the stockholders, the
                   ------------
chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order at the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 3.06. Voting.
                   ------

     (a)  General Rule. Unless otherwise provided in the certificate of
          ------------
incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

     (b)  Voting and Other Action by Proxy.
          ---------------------------------

          (1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing, such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

          (2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          (3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     SECTION 3.07. Voting Lists. The officer who has charge of the stock ledger
                   -------------
of the corporation shall prepare and make, at least ten days before every meeting of stockholders. A complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at lest ten day prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 3.08. Inspectors of Election.
                   -----------------------

     (a)  Appointment. All elections of directors shall be by written ballot,
          ------------
unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person's best ability.

     (b) Duties.  The inspectors shall ascertain the member of shares
         ------
outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) Polls.  The date and time of the opening and the closing of the polls
         -----
for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (d) Reconciliation of Proxies and Ballots.  In determining the validity and
         -------------------------------------
counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with section 2.07, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner not to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     SECTION 3.09.  Notice of Stockholder Business and Nominations.
                    ----------------------------------------------

     (a)  Annual Meetings of Stockholders. (1) Nominations of persons for
          -------------------------------
election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in the Section 3.09 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.09.

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 3.09, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors and must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends or is a part of a group which intends (a) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 3.09 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this section 3.09 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

     (b)  Special Meetings of Stockholders. Only such business shall be
          --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3.09 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.09. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 3.09 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     (c)  General. (1) Only such persons who are nominated in accordance with
          -------
the procedures set forth in this Section 3.09 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.09. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.09 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 3.09) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 3.09, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.


     (2) For purposes of this Section 3.09, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section 3.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.09. Nothing in this Section 3.09 hall de deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.


                                  ARTICLE IV
                              Board of Directors

     SECTION 4.01. Powers.  All powers vested by law in the corporation shall be
                   ------
exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     SECTION 4.02. Number and Term of Office.  Except as otherwise provided for
                   -------------------------
or fixed pursuant to the provisions of the certificate of incorporation relating to the rights of the holders of any series of Preferred Stock of the corporation to elect additional directors, the total number of directors shall be determined from time to time by resolution of the board of directors. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

     SECTION 4.03. Vacancies.  Intentionally omitted.
                   ---------

     SECTION 4.04. Resignations.  Any director may resign at any time upon
                   ------------
written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make if effective.

     SECTION 4.05. Removal.  Intentionally omitted.
                   -------

     SECTION 4.06. Organization.  At every meeting of the board of directors,
                   ------------
the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

     SECTION 4.07. Place of Meeting.  Meetings of the board of directors shall
                   ----------------
be held at such place within or without the State of Delaware as the board of directors may from time to time determine. or as may be designated in the notice of the meeting.

     SECTION 4.08. Regular Meetings.  Regular meetings of the board of directors
                   ----------------
shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

     SECTION 4.09. Special Meetings.  Special meetings of the board of
                   -----------------
directors shall be held whenever called by the chairman or by two or more of the directors.

     SECTION 4.10. Quorum, Manner of Acting and Adjournment.
                   ----------------------------------------

     (a) General Rule.  At all meetings of the board one-third of the total
         ------------
number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     (b) Unanimous Written Consent.  Unless otherwise restricted by the
         -------------------------
certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

     SECTION 4.11. Committees of the Board.
                   -----------------------

     (a) Establishment. The board of directors shall, by resolution adopted by
         -------------
a majority of the whole board, establish an Audit Committee and a Compensation Committee, and may, by resolution adopted by a majority of the whole board, designate one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

     (b) Procedure. Each Committee shall fix its own rules of procedure and
         ---------
shall meet where and as provided by such rules. A majority of a committee shall constitute a quorum. In the absence or disqualification of a member of any committee, the members of such committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any such absent or disqualified member.

     (c) Reports To the Board. Each Committee shall keep regular minutes of its
         --------------------
proceedings and shall periodically report to the board summaries of the Committee's significant completed actions and such other matters as requested by the board.

     (d)  Audit Committee. The Audit Committee shall employ independent public
          ---------------
accountants, subject to stockholder ratification at each annual meeting, review the adequacy of internal accounting controls and the accounting principles employed in financial reporting, and shall have such power and perform such duties as may be assigned to it from time to time by the board. None of the Members of the Audit Committee shall be an officer or employee of the corporation or its subsidiaries.

     (e)  Compensation Committee. The Compensation Committee shall have the
          ----------------------
power and authority vested in it by the compensation plans of the corporation and shall have such powers and perform such duties as may be assigned to it from time to time by the board. None of the members of the Compensation Committee shall be an officer or employee of the corporation or its subsidiaries.

     SECTION 4.12. Compensation of Directors. Unless otherwise restricted by the
                   -------------------------
certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

                                  ARTICLE V
                                   Officers

     SECTION 5.01. Number, Qualifications and Designation.  The officers of the
                   --------------------------------------
corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.

     SECTION 5.02. Election and Term of Office. The officers of the corporation,
                   ---------------------------
except those elected by delegated authority pursuant to section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     SECTION 5.03  Subordinate Officers, Committees and Agents.  The board of
                   ------------------------------------------
directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     SECTION 5.04. The Chairman of the Board.  The chairman of the board shall
                   -------------------------
be the chief executive officer of the corporation and, subject to the control of the board of directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of chairman of the board. He shall preside at all meetings of the stockholders and at all meetings of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these bylaws or by the board of directors.

     SECTION 5.05. The President.  The president shall be the chief operating
                   -------------
officer of the corporation and, subject to the control of the board of directors and the chairman of the board, shall have general charge and control of all its operations and shall have all powers and shall perform all duties incident to the office of president. In the absence of the chairman of the board, he shall preside at all meetings of the stockholders and at all meetings of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these bylaws or by the board of directors, the chairman of the board, or the president.

     SECTION 5.06. The Vice Presidents.  The vice presidents shall perform such
                   -------------------
duties as may from time to time be assigned to them by the board of directors, the chairman of the board or by the president.

     SECTION 5.07. The Secretary.  The secretary, or an assistant secretary,
                   -------------
shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

     SECTION 5.08. The Treasurer. The treasurer, or an assistant treasurer,
                   -------------
shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chairman of the board, the president, or any vice president.

     SECTION 5.09. Officers' Bonds. No officer of the corporation need provide a
                   ---------------
bond to guarantee the faithful discharge of the officer's duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office

     SECTION 5.10.  Salaries. The salaries of the officers and agents of the
                    ---------
corporation elected by the board of directors shall be fixed from time to time by the board of directors.


                                  ARTICLE VI
                     Certificates of Stock, Transfer, Etc.

     SECTION 6.01.  Form and Issuance.
                    ------------------

     (a)  Issuance. The shares of the corporation shall be represented by
          ---------
certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

     (b)  Form and Records. Stock certificates of the corporation shall be in
          -----------------
such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

     (c)  Signatures. Any of or all the signatures upon the stock certificates
          -----------
of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue. The provisions of this section 6.01(c) shall be subject to any inconsistent or contrary agreement in effect at the time between the corporation and any transfer agent or registrar.

     SECTION 6.02.  Transfer. Transfers of shares shall be made on the share
                    ---------
register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

     SECTION 6.03.  Lost, Stolen, Destroyed or Mutilated Certificates. The board
                    --------------------------------------------------
of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

     SECTION 6.04.  Record Holder of Shares.  The corporation shall be entitled
                    -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     SECTION 6.05. Determination of Stockholders of Record.
                   ---------------------------------------

     (a)  Meetings of Stockholders. In order that the corporation may determine
          ------------------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.

     If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

     (b)  Dividends. In order that the corporation may determine the
          ---------
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                  ARTICLE VII
                  Indemnification of Directors, Officers and
                       Other Authorized Representatives

     SECTION 7.01. Indemnification Of Authorized Representatives in Third Party
                   ------------------------------------------------------------
Proceedings. The corporation shall indemnify any person who was or in an
-----------
authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     SECTION 7.02. Indemnification of Authorized Representatives in Corporate
                   ----------------------------------------------------------
Proceedings. The corporation shall indemnify any person who was or is an
------------
authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To
                   --------------------------------------------------------
the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     SECTION 7.04. Determination of Entitlement to Indemnification. Any
                   ------------------------------------------------
indemnification under section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 7.01 or
7.02 or has been successful on the merits or otherwise as set forth in section
7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

     (1) by a majority vote of the directors who are not parties to such third party or corporate proceeding, even though less than a quorum; or

     (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

     (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

     (4)  by the stockholders.

     SECTION 7.05. Advancing Expenses. Expenses actually and reasonably incurred
                   -------------------
in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     SECTION 7.06. Definitions. For purposes of this Article:
                   -----------

     (1) "authorized representative" shall mean any and all directors and officers of the corporation and any person designated as an authorized representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise);

     (2) "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

     (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

     (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

     (5)  "expenses" shall include attorneys' fees and disbursements;

     (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

     (7) "not opposed to the best interests of the corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

     (8)  "other enterprises" shall include employee benefit plans;

     (9)  "party" shall include the giving of testimony or similar involvement;

     (10) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

     (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

     SECTION 7.07. Insurance.  The corporation may purchase and maintain
                   ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     SECTION 7.08. Scope of Article.  The indemnification of authorized
                   ----------------
representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.09. Reliance on Provisions.  Each person who shall act as an
                   ----------------------
authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                 ARTICLE VIII
                              General Provisions

     SECTION 8.01. Dividends.  Subject to the restrictions contained in the GCL
                   ---------
and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

     SECTION 8.02. Contracts.  Except as otherwise provided in these bylaws, the
                   ---------
board of directors may authorize any officer or officers including the chairman of the board or the president, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

     SECTION 8.03. Corporate Seal.  The corporation shall have a corporate seal,
                   --------------
which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 8.04.  Deposits.  All funds of the corporation shall be deposited
                    --------
from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

     SECTION 8.05.  Corporate Records.
                    -----------------

     (a)  Examination by Stockholders.  Every stockholder shall, upon written
          ---------------------------
demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

     (b)  Examination by Directors.  Any director shall have the right to
          ------------------------
examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person's position as a director.

     SECTION 8.06  Corporate Opportunities.  The officers, directors and other
                   -----------------------
members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of an officer, director or other member of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the doctrine of corporate opportunities shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he or she may have to the corporation.

     If such provision is adopted, a director will not be subject to the doctrine of corporate opportunities unless a specific resolution is passed by the board of directors defining the specific area of business interest to which the doctrine applies. Under this procedure, the corporation can put each member of management on notice as to the types of opportunities that must be presented to the corporation and if unacceptable to the member of management, he can resign or refuse to accept the position.

     SECTION 8.07. Amendment of Bylaws.  These bylaws may be altered, amended or
                   -------------------
repealed or new bylaws may be adopted in accordance with the provisions of the certificate of incorporation.


     I hereby certify that the foregoing is a true and correct copy of the Bylaws, as amended, of DuPont Photomasks, Inc.

     Witness my hand and the corporate seal of the Corporation this 17th day of March, 2000.



                                        ____________________________________
                                        Karen Lee Matuszewski
                                        Assistant Secretary